Exhibit 32.2

                 Written Statement of Chief Financial Officer
          Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jeffersonville Bancorp (the "Company") on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies to his knowledge on the date hereof, that:

    1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange commission or its staff upon request.

                                    /s/ Charles E. Burnett
                                    ----------------------
                                    Charles E. Burnett
                                    Treasurer and Chief Financial Officer

May 10, 2006


A signed original of this written statement required by Section 906 has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.